Exhibit 23.2

Amendment No. 1 to Registration Statement on Form S-3 filed August 28, 2003

Consent of Independent Accountants

We hereby consent to incorporation by reference in this Registration Statement (on Form S-3) of our report dated February 10, 2002, relating to the financial statements of Genmab A/S, which appears in Medarex, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers

Copenhagen, Denmark

October 24, 2003